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                                                                   EXHIBIT 99.1


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[LOGO]                                 FOR IMMEDIATE RELEASE
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At the Company                         At Coffin Communications Group
Contact: Alan Edrick, CFO              Contact: Sean Collins, Vice President
Phone: (818) 734-8600                  Phone: (818) 789-0100

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             NORTH AMERICAN SCIENTIFIC COMPLETES ACQUISITION OF
                        THESEUS IMAGING CORPORATION

CHATSWORTH, CA - OCTOBER 16, 2000 - North American Scientific, Inc. (Nasdaq:
NASI) today announced that it has completed the previously announced acquisition of Theseus Imaging Corporation. Under the closing terms, Theseus shareholders will receive approximately 346,000 shares of NASI's common stock and options in exchange for 100% of Theseus' common stock.

As announced on September 25, 2000, NASI agreed to purchase Theseus pursuant to a merger agreement. In addition to payment in the form of shares of NASI common stock, NASI will assume all of Theseus' obligations including approximately $8 million previously advanced to Theseus by NASI and $2.5 million in other debt. Theseus will operate as a wholly owned subsidiary of NASI.

Currently in clinical trials in the United States and Europe, Apomate-TM-, Theseus' lead product candidate, is a kit for the preparation of Technetium Tc-99m recombinant human annexin V. Annexin V is a naturally occurring human protein which has been shown to bind to cells undergoing apoptosis, a fundamental process of programmed cell death which is central to many biological events. Theseus' proprietary biomedical technology may provide a non-invasive approach for assessing patient response to cancer treatment, tissue damage from acute myocardial infarction (heart attacks) and host rejection of heart transplants. As a result of the information provided by Apomate-TM- imaging, we believe that Apomate will better allow clinicians to make optimal therapeutic decisions in these areas.

"We are pleased that the transaction has been completed," stated L. Michael Cutrer, President & Chief Executive Officer of North American Scientific. "The Theseus acquisition represents an important milestone in the Company's strategic plans to position itself as a leading developer of proprietary products and technologies focusing on radiopharmaceuticals and medical devices."

North American Scientific manufactures products for medical therapeutic and diagnostic, environmental, and research applications. For more information, please visit our website at WWW.NASI.NET.

STATEMENTS INCLUDED IN THIS RELEASE THAT ARE NOT HISTORICAL FACTS MAY BE CONSIDERED FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES. THERE ARE A NUMBER OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY INCLUDING, BUT NOT LIMITED TO, EXPECTED BENEFITS FROM THE THESEUS ACQUISITION, UNCERTAINTIES RELATING TO DRUG DISCOVERY AND CLINICAL DEVELOPMENT PROCESSES, THE IMPACT OF COMPETITIVE PRODUCTS AND TECHNOLOGICAL CHANGES, CHANGES IN RELATIONSHIPS WITH STRATEGIC PARTNERS AND DEPENDENCE UPON STRATEGIC PARTNERS FOR THE PERFORMANCE OF CRITICAL ACTIVITIES UNDER COLLABORATIVE AGREEMENTS, UNCERTAINTIES RELATING TO PATENT PROTECTION AND REGULATORY APPROVAL, THE STABLE SUPPLY OF APPROPRIATE ISOTOPES, WHETHER PRODUCED BY THE COMPANY OR

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PURCHASED FROM THIRD-PARTY VENDORS, THE IMPACT OF COMPETITIVE PRODUCTS AND
PRICING, EARNINGS IMPACT FROM THE THESEUS ACQUISITION, RESEARCH AND DEVELOPMENT ESTIMATES, MARKET OPPORTUNITIES, RISKS ASSOCIATED WITH STRATEGIC OPPORTUNITIES OR ACQUISITIONS THE COMPANY MAY PURSUE AND THE RISK FACTORS INCLUDED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS NEWS RELEASE SPEAK ONLY AS OF THE DATE OF THIS RELEASE, AND THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE RESULTS OR OTHERWISE.

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